Exhibit 99.1
Phillips Edison Grocery Center REIT I, Inc. Reports Second Quarter 2015 Results
$12.8 million Increase in Net Income over 2014
Occupancy Increased to 95.4%, up 50 bps over 2014
Successfully Executed Interest Rate Swaps on Line of Credit

CINCINNATI, OH, August 6, 2015 - Phillips Edison Grocery Center REIT I, Inc. (the “Company,” “we,” “our” or “us”), a publicly registered, non-traded real estate investment trust (“REIT”) focused primarily on the acquisition and management of well-occupied grocery-anchored neighborhood and community shopping centers, today announced its operating results for the six months ended June 30, 2015.

“We are pleased with our performance for the first half of 2015, which continues to illustrate our commitment to delivering consistent earnings and cash flows. Our current portfolio of 147 high-quality, grocery-anchored shopping centers generated strong operating results with significant growth in net income and modified funds from operations compared to the first half of 2014,” said Jeff Edison, Chairman of the Board and Chief Executive Officer.

The Company generated net income of $10.5 million for the six months ended June 30, 2015, compared to a net loss of $2.3 million for the comparable 2014 period. For the six months ended June 30, 2015, the Company generated modified funds from operations (“MFFO”) of $58.6 million, compared to MFFO of $40.4 million for the comparable 2014 period, primarily as result of additional properties in the portfolio and lower acquisition expenses.

Portfolio Results
As of and for the six months ended June 30, 2015:

•	The Company acquired nine retail centers in seven states totaling approximately 778,751 square feet for an aggregate purchase price of $108.2 million.

•
The Company’s portfolio consisted of 147 properties totaling approximately 15.5 million square feet located in 28 states representing an aggregate purchase price of $2.2 billion. Subsequent to the end of the quarter, the Company acquired one out lot adjacent to a previously acquired grocery-anchored shopping center totaling approximately 37,616 square feet for an aggregate purchase price of $10.1 million.

•	The Company reported leased portfolio occupancy of 95.4% compared to leased portfolio occupancy of 94.9% as of June 30, 2014.

Distributions

•
For the six months ended June 30, 2015, the Company paid gross distributions of approximately $61.2 million, including $32.0 million of distributions reinvested through the dividend reinvestment program, for net cash distributions of $29.2 million.

•	Operating cash flow for the six months ended June 30, 2015 was $63.4 million, compared to $35.1 million for the comparable 2014 period.

Capital Markets

•
As of June 30, 2015, the Company’s leverage ratio was 32.1% (calculated as total debt, less cash and cash equivalents, as a percentage of total real estate investments, including acquired intangible lease assets and liabilities, at cost).

◦
As of June 30, 2015, 94.8% of the Company's debt was fixed-rate debt, and 5.2% was variable-rate debt. The weighted-average interest rate of the Company's fixed-rate debt and variable-rate debt was 4.0% and 1.5%, respectively.

◦	The Company's debt had a weighted-average interest rate as of June 30, 2015 of 3.9% and a weighted-average maturity of 3.3 years.

•
On April 22, 2015, the Company entered into three interest rate swap agreements to fix the LIBOR (London Interbank Offered Rate) portion of its interest rate on $387.0 million of outstanding debt under its existing credit facility, beginning May 1, 2015. The Company’s objective in using interest rate derivatives is to add stability to interest expense and to manage its exposure to interest rate movements.

◦
The first swap has a notional amount of $100.0 million and fixes LIBOR at 1.21% with a maturity date of February 1, 2019. The all-in fixed rate on the first swap, including the current interest rate spread on the credit facility, is 2.51%.

◦
The second swap has a notional amount of $175.0 million and fixes LIBOR at 1.40% with a maturity date of February 3, 2020. The all-in fixed rate on the second swap, including the current interest rate spread on the credit facility, is 2.70%.

◦
The third swap has a notional amount of $112.0 million and fixes LIBOR at 1.55% with a maturity date of February 1, 2021. The all-in fixed rate for the third swap, including the current interest rate spread on the credit facility, is 2.85%.

Reconciliation of Non-GAAP Measures
Funds from Operations and Modified Funds from Operations

Funds from operations (“FFO”) is a non-GAAP performance financial measure that is widely recognized as a measure of REIT operating performance. We use FFO as defined by the National Association of Real Estate Investment Trusts (“NAREIT”) to be net income (loss), computed in accordance with accounting principles generally accepted in the United States of America (“GAAP”) excluding extraordinary items, as defined by GAAP, and gains (or losses) from sales of real estate property (including deemed sales and settlements of pre-existing relationships), plus depreciation and amortization on real estate assets and impairment charges, and after related adjustments for unconsolidated partnerships, joint ventures and noncontrolling interests. We believe that FFO is helpful to our investors and our management as a measure of operating performance because it excludes real estate-related depreciation and amortization, gains and losses from property dispositions, impairment charges, and extraordinary items, and as a result, when compared year to year, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, which are not immediately apparent from net income. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate diminishes predictably over time, especially if such assets are not adequately maintained or repaired and renovated as required by relevant circumstances and/or are requested or required by lessees for operational purposes in order to maintain the value disclosed. Since real estate values have historically risen or fallen with market conditions, including inflation, changes in interest rates, the business cycle, unemployment and consumer spending, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting alone to be insufficient. As a result, our management believes that the use of FFO, together with the required GAAP presentations, is helpful for our investors in understanding our performance. In particular, because GAAP impairment charges are not allowed to be reversed if the underlying fair values improve or because the timing of impairment charges may lag the onset of certain operating consequences, we believe FFO provides useful supplemental information related to current consequences, benefits and sustainability related to rental rate, occupancy and other core operating fundamentals. Additionally, we believe it is appropriate to exclude impairment charges from FFO, as these are fair value adjustments that are largely based on market fluctuations and assessments regarding general market conditions, which can change over time. Factors that impact FFO include start-up costs, fixed costs, delay in buying assets, lower yields on cash held in accounts, income from portfolio properties and other portfolio assets, interest rates on acquisition financing and operating expenses. In addition, FFO will be affected by the types of investments in our targeted portfolio, which will consist primarily of, but is not limited to, necessity-based neighborhood and community shopping centers.

Since the definition of FFO was promulgated by NAREIT, GAAP has expanded to include several new accounting pronouncements, such that management and many investors and analysts have considered the presentation of FFO alone to be insufficient. Accordingly, in addition to FFO, we use MFFO, which excludes from FFO the following items:

•	acquisition fees and expenses;

•	straight-line rent amounts, both income and expense;

•	amortization of above- or below-market intangible lease assets and liabilities;

•	amortization of discounts and premiums on debt investments;

•	gains or losses from the early extinguishment of debt;

•	gains or losses on the extinguishment of derivatives, except where the trading of such instruments is a fundamental attribute of our operations;

•	gains or losses related to fair-value adjustments for derivatives not qualifying for hedge accounting;

•	losses related to the vesting of Class B units issued to PE-NTR and our previous advisor, American Realty Capital II Advisors, LLC (“ARC”), in connection with asset management services provided; and

•	adjustments related to the above items for joint ventures and noncontrolling interests and unconsolidated entities in the application of equity accounting.

We believe that MFFO is helpful in assisting management and investors with the assessment of the sustainability of operating performance in future periods and, in particular, after our acquisition stage is complete, because MFFO excludes acquisition expenses that affect operations only in the period in which the property is acquired. Thus, MFFO provides helpful information relevant to evaluating our operating performance in periods in which there is no acquisition activity. In evaluating investments in real estate, including both business combinations and investments accounted for under the equity method of accounting, management’s investment models and analyses differentiate costs to acquire the investment from the operations derived from the investment. We have funded, and intend to continue to fund, both of these acquisition-related costs from offering proceeds and borrowings and generally not from operations. However, if offering proceeds and borrowings are not available to fund these acquisition-related costs, operational cash flows may be used to fund future acquisition-related costs.

Many of the adjustments in arriving at MFFO are not applicable to us. Nevertheless, as explained below, management’s evaluation of our operating performance may also exclude items considered in the calculation of MFFO based on the following economic considerations.

•
Adjustments for straight-line rents and amortization of discounts and premiums on debt investments—GAAP requires rental receipts and discounts and premiums on debt investments to be recognized using various systematic methodologies. This may result in income recognition that could be significantly different than underlying contract terms. By adjusting for these items, MFFO provides useful supplemental information on the realized economic impact of lease terms and debt investments and aligns results with management’s analysis of operating performance. The adjustment to MFFO for straight-line rents, in particular, is made to reflect rent and lease payments from a GAAP accrual basis to a cash basis.

•
Adjustments for amortization of above- or below-market intangible lease assets—Similar to depreciation and amortization of other real estate-related assets that are excluded from FFO, GAAP implicitly assumes that the value of intangibles diminishes ratably over the lease term and should be recognized in revenue. Since real estate values and market lease rates in the aggregate have historically risen or fallen with market conditions, and the intangible value is not adjusted to reflect these changes, management believes that by excluding these charges, MFFO provides useful supplemental information on the performance of the real estate.

•
Gains or losses related to fair-value adjustments for derivatives not qualifying for hedge accounting—This item relates to a fair value adjustment, which is based on the impact of current market fluctuations and underlying assessments of general market conditions and specific performance of the holding, which may not be directly attributable to current operating performance. As these gains or losses relate to underlying long-term assets and liabilities, management believes MFFO provides useful supplemental information by focusing on the changes in core operating fundamentals rather than changes that may reflect anticipated, but unknown, gains or losses.

•
Adjustment for gains or losses related to early extinguishment of derivatives and debt instruments—Similar to extraordinary items excluded from FFO, these adjustments are not related to continuing operations. By excluding these items, management believes that MFFO provides supplemental information related to sustainable operations that will be more comparable between other reporting periods and to other real estate operators.

•
Adjustment for losses related to the vesting of Class B units issued to PE-NTR and ARC in connection with asset management services provided—Similar to extraordinary items excluded from FFO, this adjustment is nonrecurring and contingent on several factors outside of our control. Furthermore, the expense recognized in 2014 is a cumulative amount related to compensation for asset management services provided by PE-NTR and ARC since October 1, 2012 and does not relate entirely to the current period in which such loss is recognized. Finally, this expense is a non-cash expense and is not related to our ongoing operating performance.

By providing MFFO, we believe we are presenting useful information that also assists investors and analysts to better assess the sustainability of our operating performance after our acquisition stage is completed. We also believe that MFFO is a recognized measure of sustainable operating performance by the non-listed REIT (“NTR”) industry, although the particular adjustments we make in calculating MFFO may not be entirely consistent with adjustments made by other NTRs. However, under GAAP, acquisition costs are characterized as operating expenses in determining operating net income (loss). These expenses are paid in cash by us, and therefore such funds will not be available to distribute to investors. MFFO is useful in comparing the sustainability of our operating performance after our acquisition stage is completed with the sustainability of the operating performance of other real estate companies that are not as involved in acquisition activities. However, investors are cautioned that MFFO should only be used to assess the sustainability of our operating performance after our acquisition stage is completed, as this measure excludes acquisition costs that have a negative effect on our operating performance during the periods in which properties are acquired. All paid and accrued acquisition costs negatively impact our operating performance during the period in which properties are acquired and will have negative effects on returns to investors, the potential for future distributions, and cash flows generated, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase prices of the properties we acquire. Therefore, MFFO may not be an accurate indicator of our operating performance, especially during periods in which properties are being acquired. MFFO that excludes such costs and expenses would only be comparable to that of NTRs that have completed their acquisition activities and have similar operating characteristics as us. The purchase of properties, and the corresponding expenses associated with that process, is a key operational feature of our business plan to generate operational income and cash flows in order to make distributions to investors. In the event that we do not have sufficient offering proceeds to fund the payment of acquisition fees and the reimbursement of acquisition expenses, such fees and expenses may need to be paid from other sources, including additional debt, operational earnings or cash flows, net proceeds from the sale of properties or from ancillary cash flows. Acquisition costs also adversely affect our book value and equity.

The additional items that may be excluded from FFO to determine MFFO are cash flow adjustments made to net income (loss) in calculating the cash flows provided by operating activities. Each of these items is considered an important overall operational factor that affects our long-term operational profitability. These items and any other mark-to-market or fair value adjustments may be based on many factors, including current operational or individual property issues or general market or overall industry conditions. While we are responsible for managing interest rate, hedge and foreign exchange risk, we intend to retain an outside consultant to review any hedging agreements that we may enter into in the future. Inasmuch as interest rate hedges are not a fundamental part of our operations, we believe it is appropriate to exclude such gains and losses in calculating MFFO, as such gains and losses are not reflective of ongoing operations.

Neither FFO nor MFFO should be considered as an alternative to net income (loss) or income (loss) from continuing operations under GAAP, nor as an indication of our liquidity, nor is any of these measures indicative of funds available to fund our cash needs, including our ability to fund distributions. In particular, as we are currently in the acquisition phase of our life cycle, acquisition-related costs and other adjustments that are increases to MFFO are, and may continue to be, a significant use of cash. MFFO has limitations as a performance measure in an offering such as ours where the price of a share of common stock was a stated value and there is no current net asset value determination. Additionally, MFFO may not be a useful measure of the impact of long-term operating performance on value if we do not continue to operate our business plan in the manner currently contemplated. Accordingly, FFO and MFFO should be reviewed in connection with other GAAP measurements. FFO and MFFO should not be viewed as more prominent measures of performance than our net income or cash flows from operations prepared in accordance with GAAP. Our FFO and MFFO as presented may not be comparable to amounts calculated by other REITs.

Neither the SEC, NAREIT nor any other regulatory body has passed judgment on the acceptability of the adjustments that we use to calculate MFFO. In the future, the SEC, NAREIT or another regulatory body may decide to standardize the allowable adjustments across the NTR industry, and we may have to adjust our calculation and characterization of FFO or MFFO.

The following section presents our calculation of FFO and MFFO and provides additional information related to our operations. As a result of the timing of the commencement of our initial public offering and our active real estate operations, FFO and MFFO are not relevant to a discussion comparing operations for the periods presented.

FFO AND MFFO
FOR THE PERIODS ENDED JUNE 30, 2015 AND 2014
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended June 30, 2015		Six Months Ended June 30,
	2015	2014	2015	2014
Calculation of FFO
Net income (loss)	$5,370	$(1,879)	$10,341	$(2,302)
Add:
Depreciation and amortization of real estate assets	25,271	19,198	50,001	34,601
Less:
Noncontrolling interest	(376)	—	(710)	—
FFO	$30,265	$17,319	$59,632	$32,299
Calculation of MFFO
FFO	$30,265	$17,319	$59,632	$32,299
Adjustments:
Acquisition expenses	1,487	5,925	3,222	11,311
Net amortization of above- and below-market leases	(176)	140	(354)	229
Straight-line rental income	(1,361)	(1,038)	(2,605)	(1,869)
Amortization of market debt adjustment	(715)	(655)	(1,322)	(1,173)
Change in fair value of derivative	(70)	(51)	(23)	(443)
Noncontrolling interest	58	—	61	—
MFFO	$29,488	$21,640	$58,611	$40,354

Earnings per common share:
Weighted-average common shares outstanding - basic	184,342	178,508	183,669	177,686
Weighted-average common shares outstanding - diluted	187,127	178,508	186,316	177,686
Net income (loss) per share - basic and diluted	$0.03	$(0.01)	$0.06	$(0.01)
FFO per share - basic and diluted	$0.16	$0.10	0.32	0.18
MFFO per share - basic and diluted	$0.16	$0.12	0.32	0.23
About Phillips Edison Grocery Center REIT I, Inc.
Phillips Edison Grocery Center REIT I, Inc. is a public non-traded REIT that seeks primarily to acquire and manage well-occupied grocery-anchored neighborhood shopping centers having a mix of national and regional retailers selling necessity-based goods and services, in strong demographic markets throughout the United States. The Company owns and manages an institutional quality retail portfolio consisting of 147 shopping centers totaling approximately 15.5 million square feet. For more information, please visit the Company’s website at www.grocerycenterREIT1.com.

Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to the Company’s expectations regarding the performance of its business, its financial results, its liquidity and capital resources and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including those described under the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the Company’s filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

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